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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 12, 1996 (except for Notes E and M, as to which the date is August 2, 1996) in the Registration Statement (Form SB-2 No. 333- ) and related Prospectus of Teletouch Communications, Inc. for the registration of 430,000 shares of its common stock, 400,000 warrants to purchase common stock, and 400,000 shares of common stock issuable upon exercise of the warrants.



                                                        Ernst & Young LLP



Dallas, Texas
October 30, 1996